SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 8, 2001
                                                          --------------

                             Uniservice Corporation
             (Exact name of registrant as specified in its charter)



         Florida                      0-24681               65-0816177
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File        (IRS Employer
    or incorporation)                  Number)          Identification No.)



                    Carmencita 25, Suite 102, Santiago, Chile
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   011 (56-2) 334-3000
                                                   --------------------------



          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.
         -------------

         As a result of various factors adversely affecting the operating results of its KFC franchise operations in Chile, the Board of Directors of Uniservice Corporation ("Uniservice") has determined that it is in the best interests of its shareholders to redirect the business of Uniservice. To facilitate such redirection and subject to shareholder and certain regulatory approval, Uniservice has agreed in principle to dispose of its KFC operations in Chile and to acquire the Associated Automotive Group, Inc. ("AAG") located in Delray Beach, Florida.

         AAG, a Delaware corporation, is a holding corporation, formed to own and operate various exotic car dealerships, accessory and other automotive businesses throughout the United States. AAG currently operates through its wholly-owned subsidiary, Motorcars of South Florida, Inc., an exotic car dealership located in Delray Beach, Florida. Revenues for Motorscars of South Florida, Inc., on an unaudited basis for calendar year 2000 and the first six months of 2001, were approximately $26,000,000 and $58,000,000, respectively.

         In connection with the acquisition of AAG, Uniservice will sell its KFC franchise operations to Uniservice's principal shareholder, Huillimapu S.A., a Chilean company. Ricardo Vilensky, chief executive officer and chairman of Uniservice, is the principal shareholder of Huillimapu. Upon consummation of the transactions, Mr. Vilensky will resign from his positions as chief executive officer and chairman of Uniservice.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNISERVICE CORPORATION


                                       /s/Ricardo Vilensky
                                       -----------------------------------------
                                       Ricardo Vilensky, Chief Executive Officer


Dated: August 8, 2001